Exhibit 10.1

HEADS OF AGREEMENT

This Heads of Agreement (HOA) sets out the principal terms upon which the parties being (Parties) Transocean Group Holdings Pty Ltd or its nominee (Transocean) and South Dakota Soy Processors, LLC (SDSP) have incorporated High Plains Biofuels (HPB) with a view to jointly undertake the development and construction of a biodiesel plant (Plant) on the land owned and occupied by SDSP in South Dakota (Land).

The Parties agree as follows:

1.	Incorporation of High Plains Biofuels, Inc. (HPB)	The parties have Incorporated a Delaware company HPB. Each own 50% of the shares of HPB.

2.	SDSP Obligations

It is proposed that SDSP’s obligations in relation to the HPB will be to:

(a)                                  provide the site upon which the Plant will be developed and constructed (being the Land as referred above);

(b)                                 put forward a proposal for project management services in relation to the Plant on commercially acceptable terms to the HPB and any financiers;

(c)                                  provide the ongoing daily administration/ management of the Plant:

(d)                                 prepare operating budgets for the Plant development, construction and operation;

e)                                      provide the soy processing and crushing facility for processing of all soy feed stock required in relation to Plant operations; and

(f)                                    source one or more strategic partners to provide feed stock to the Plant.

In return for the above, SDSP will be entitled to normal arm’s length commercial fees — taking into account the fact that SDSP will be a major shareholder in HPB.

3.	Transocean Obligations	It is proposed that Transocean’s obligations in relation to HPB will be to: (a) raise any necessary seed capital funding; (b) provide strategic and corporate advice in relation to the development of the Plant, capital raisings to finance the development of the Plant and the future listing of HPB on a recognized stock exchange:

(c)                                  completion of initial due diligence required in associated with an investment memorandum;

(d)                                 act as lead manager and coordinator for all debt and equity funding required by HFB to complete the development and construction of the Plant;

(e)                                  provide strategic and corporate advice and assistance in relation to the development of any patentable processes and or intellectual property protection; and

(f)                                    provide strategic and corporate assistance in the development of bio diesel and off take distribution strategies and arrangements.

In return for the above, Transocean will be entitled to normal arm’s length commercial fees — taking into account the fact that Transocean will be a major shareholder in HPB.

4.	Joint Contributions

In addition to the obligations set out in clauses 2 and 3, the parties agree that they will jointly use their best endeavours to:

(a)                                  prepare an investment memorandum for the purposes of securing debt/equity funding for HPB;

(b)                                 source and secure technology rights in relation to the design, construct and operation of the Plant;

(c)                                  source an off-take agreement for all biodiesel produced from the Plant;

(d)                                 source construction and management services with respect to the design and construction of the Plant;

(e) Any other agreed matters that are integral to the development, construction and operations of the Plant.

5.	Stockholders Agreement

The parties agree to enter into a Stockholders Agreement to govern their relationship in respect of HPB and the design, construction and operation of the Plant. The material terms of the Stockholders Agreement will be as follows:

(a)                                  each of Transocean and SDSP own 50% of the fully diluted issued shares of common stock in HPB;

(b)                                 each of Transocean and SDSP may nominate up to 4 directors to the board of directors of HPB;

(c)                                  each of Transocean and SDSP will have 50% of the voting rights at each meeting of shareholders and meeting of directors of HPB;

(d)                                 the parties will consider jointly developing other biodiesel plants; and

(e)                                  other terms and conditions that are customary in stockholders agreements.

6.	Formal Agreement

As soon as practicable after the date of this HOA, the parties agree to negotiate in good faith the terms and conditions of a formal Stockholders Agreement to more fully document the intentions of the parties as set out in this HOA.

7.	Governing Law

This HOA and the formal Stockholders Agreement will be governed by the laws of the jurisdiction in which HPB is incorporated and the parties agree to submit to the non exclusive jurisdiction of the courts of that place.

8.	Entire Agreement	This HOA supersedes all previous agreements about its subject matter and embodies the current entire agreement between the parties.

9.	Further Assurances	Each party must do all things necessary to give full effect to the terms of this HOA and the transactions contemplated by this HOA.

10.	Counterparts

This HOA may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

11.	Confidentiality

The parties acknowledge and agree that the terms of the HOA shall remain confidential as between them and neither of them will use or disclose these terms to any other person other than their respective advisors or as required by law.

Executed as an agreement
EXECUTED BY
TRANSOCEAN GROUP HOLDINGS PTY LTD
by its duly authorized representative:
EXECUTED BY
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
by its duly authorized representative:

/s/ James Henderson
James Henderson

April 28, 2006

/s/ Paul Wessel
Witness
Paul Wessel

April 28, 2006

EXECUTED BY
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
by its duly authorized representative:

/s/ Rodney Christianson
Rodney Christianson

April 28, 2006

/s/ Thomas J. Kersting
Witness
Tom J. Kersting

April 28, 2006